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                                                                    EXHIBIT 32.1

         Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Henry J. Fuchs, M.D., the Chief Executive Officer of IntraBiotics Pharmaceuticals, Inc. (the "Company"), and Eric H. Bjerkholt the Chief Financial Officer of the Company, each hereby certifies that, to his knowledge:

         1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2003, to which this Certification is attached as Exhibit
32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and the results of operations of the Company for the periods covered by the Periodic Report.

         This certification accompanies the Form 10-Q to which it relates and shall not be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.

         In Witness Whereof, the undersigned have set their hands hereto as of the 12th day of November, 2003.

/s/ Henry J. Fuchs                          /s/ Eric H. Bjerkholt
----------------------------                -----------------------------
Henry J. Fuchs, M.D.                        Eric H. Bjerkholt
Chief Executive Officer                     Chief Financial Officer

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code has been provided to IntraBiotics Pharmaceuticals, Inc. and will be retained by IntraBiotics Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.